UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): July 28, 2005

MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
MedCath Corporation (“MedCath” or the “Company”) announced on August 1, 2005 that effective October 1, 2005, President and Chief Operating Officer Charles R. Slaton, will become Chief Executive Officer. John T. Casey, who has been Chief Executive Officer since September 2003, will remain as Chairman of the Board. Mr. Slaton, age 48, has served as MedCath’s Executive Vice President and Chief Operating Officer since September 2003 and President since November 2004. Prior to joining MedCath, Mr. Slaton was a senior manager for nine years at Tenet, where he most recently served as senior vice president, with financial and operational responsibilities for 15 acute and rehabilitation hospitals in Texas. A copy of the press release announcing such appointment is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
MedCath entered into an employment agreement with Mr. Slaton on September 3, 2003. The agreement provides for an initial term of five years and will automatically renew for one additional year unless terminated by either party. Mr. Slaton’s employment agreement provided for an initial base salary that is subject to annual adjustment by the board of directors. His current annual base salary under the agreement is $420,000. In addition to a base salary, Mr. Slaton is eligible for an annual cash bonus tied to either (i) earnings per share, as adjusted for extraordinary or nonrecurring items (“EPS”), and the annual EPS target established by the compensation committee of the board of directors for that year or (ii) such other applicable performance targets as are established by the committee. At the end of each fiscal year, Mr. Slaton will be paid a target bonus based upon the following formula:
•	if the Company’s actual performance results equal 80% of the target or greater (the “Bonus Growth Percentage”), then Mr. Slaton’s target bonus will be the Bonus Growth Percentage multiplied by 50% of his base salary for the fiscal year, subject to a maximum Bonus Growth Percentage of 200%, or 100% of Mr. Slaton’s base salary; and

•	if the Bonus Growth Percentage is less than 80%, no bonus will be paid.
If MedCath terminates Mr. Slaton’s employment without cause or if Mr. Slaton terminates his employment for “good reason,” he will be entitled to receive severance payments equal to two times his annual base salary at the time of termination payable over 12 months and a lump sum cash payment for any accrued but not yet paid vacation, compensation and expense reimbursements. Mr. Slaton will also be entitled to continued coverage under MedCath’s medical, disability, and life insurance plans in accordance with the respective terms thereof at MedCath’s expense until the earlier of two years from the date of termination or until he is covered by comparable benefit plans of another employer. If MedCath terminates Mr. Slaton’s employment with cause or if he terminates his employment without “good reason,” he is only entitled to a lump sum cash payment for any accrued but not yet paid vacation, compensation, and expense reimbursements. The agreement also contains non-competition and employee non-solicitation provisions covering a period of 12 months following termination of his employment.
Item 9.01 Financial Statements and Exhibits
99.1      Press release announcing MedCath promotes Charles Slaton to Chief Executive Officer
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: August 1, 2005	By:	/s/James E. Harris

James E. Harris Executive Vice President and Chief Financial Officer